Exhibit 5.1

December 12, 2011

Laredo Petroleum, Inc.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Re:                               Laredo Petroleum, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Laredo Petroleum, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 as amended by Amendment Number 1 thereto (as so amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to (i) up to $550,000,000 aggregate principal amount of 9½% Senior Notes due 2019 (the “Exchange Securities”) of the Company to be issued under the Indenture, dated as of January 20, 2011, as supplemented by that certain supplemental indenture thereto, dated as of July 20, 2011 (as so supplemented, the “Existing Indenture”), among the Company, Laredo Petroleum, LLC, a Delaware limited liability company (“Original Holdings”) and the other guarantors named therein as specified on Schedule I hereto (the “Original Guarantors”) and Wells Fargo Bank, National Association, as Trustee (“Trustee”), pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 9½% Senior Notes due 2019 (the “Original Securities”) previously issued under the Indenture and (ii) the guarantees by the Guarantors referred to herein (the “Guarantees”) of the Exchange Securities pursuant to the Indenture.  As described in the Registration Statement, if the corporate reorganization (the “Corporate Reorganization”) referred to therein has been consummated prior to the consummation of the Exchange Offer, prior to consummation of the Exchange Offer, (a) Laredo Petroleum Holdings, Inc., a Delaware corporation (“New Holdings”), the Company, the Original Guarantors and the Trustee will have authorized, executed and delivered a supplemental indenture to the Existing Indenture (the “Supplemental Indenture”) in substantially the form filed as an exhibit to the Registration Statement providing for the joinder of New Holdings to the Existing Indenture as an additional “Guarantor” of the Original Securities as specified therein; and (b) thereupon, Original Holdings will have merged with and into New Holdings, with New Holdings being the surviving entity.  For purposes of this opinion, (x) “Guarantors” means (i) if the Corporate Reorganization has been consummated prior to consummation of the Exchange Offer, the Original Guarantors (other than Original Holdings) and New Holdings; or (ii) otherwise, the Original Guarantors; and (y) “Indenture” means (i) if the Corporate Reorganization has been consummated prior to consummation of the Exchange Offer, the Existing Indenture, as supplemented by the Supplemental Indenture; or (ii) otherwise, the Existing Indenture.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate or other entity records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Securities will conform to the specimen thereof we have reviewed and that the Exchange Securities will be duly authenticated in accordance with the terms of the Indenture.  We have also assumed the due authorization, execution, issuance and delivery of the Indenture and authentication of the Original Securities by the Trustee and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (x) the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (y) if the Corporate Reorganization has been consummated prior to the consummation of the Exchange Offer, the Supplemental Indenture has been authorized, executed and delivered by the parties thereto; and (z) the Exchange Securities have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Company and the Guarantors in accordance with the terms of the Indenture against receipt of Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                   We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Texas, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  As used herein, the terms “General Corporation Law of the State of Delaware” and “Delaware Limited Liability Company Act” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

B.                                    The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.                                     This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I

Name of Guarantor	State of Jurisdiction and Type of Entity
Laredo Petroleum, LLC	Delaware limited liability company
Laredo Gas Services, LLC	Delaware limited liability company
Laredo Petroleum Texas, LLC	Texas limited liability company
Laredo Petroleum — Dallas, Inc.	Delaware corporation